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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 26, 2001


                               webMethods, Inc.
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            (Exact Name of Registrant as Specified in its Charter)



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
Delaware                                  00-115681                     54-1807654
---------------------------               ---------------------------   ----------
(State of Other Jurisdiction              (Commission File Number)      (IRS Employer Identification
of Incorporation)                                                       Number)

3930 Pender Drive
Fairfax, Virginia                                                       22030
-----------------------------------------                               -----
(Address of Principal Executive Offices)                                (Zip Code)
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Registrant's Telephone Number, including Area Code:       (703) 460-2500
                                                          --------------


        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

         On January 26, 2001, webMethods, Inc. ("webMethods") announced that it had entered into a definitive agreement to acquire IntelliFrame Corporation ("IntelliFrame"), a wholly owned subsidiary of Computer Network Technology Corporation. Through the acquisition, webMethods will acquire IntelliFrame, certain technology and IntelliFrame's Boston-based research and development team. The total purchase price for the acquisition will be $31.3 million, of which $8.8 million will be paid in cash and $22.5 million will be paid in newly issued shares of webMethods common stock. Substantially all of the purchase price is expected to be recorded as a one-time charge to in-process research and development in the quarter that the acquisition is consummated. The closing of the acquisition, which is expected by webMethods to occur prior to March 31, 2001, is subject to certain conditions, including satisfactory completion of due diligence on IntelliFrame. There can be no assurances that the conditions will be satisfied or that the acquisition will be consummated.

         A press release announcing the transaction is attached as an exhibit to this report and incorporated by reference herein.



Item 7.  Financial Statements and Exhibits

         (c)      Exhibits


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
Exhibit Number                Exhibit
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
99.1                          Press Release Dated January 26, 2001

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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   webMethods, Inc.


                                   By:       /s/ Mary Dridi
                                            -------------------------
                                            Mary Dridi
                                            Chief Financial Officer



Dated:      January 31, 2001




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                              INDEX TO EXHIBITS



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
Exhibit Number               Exhibit
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
99.1                         Press Release Dated January 26, 2001
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